Exhibit 99.2

12/14/2017 11:00 AM GMT, Q4 2017 Sanderson Farms Inc Earnings Call

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FINAL TRANSCRIPT

Q4 2017 Sanderson Farms Inc Earnings Call

EVENT DATE/TIME: 12/14/2017 11:00 AM GMT

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12/14/2017 11:00 AM GMT, Q4 2017 Sanderson Farms Inc Earnings Call

CORPORATE PARTICIPANTS

D. Michael Cockrell Sanderson Farms, Inc.—CFO, Treasurer & Director

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

Lampkin Butts Sanderson Farms, Inc.—President, COO & Director

CONFERENCE CALL PARTICIPANTS

Adam L. Samuelson Goldman Sachs Group Inc., Research Division—Lead Analyst

David Richard Carlson KeyBanc Capital Markets Inc., Research Division—Associate

Farha Aslam Stephens Inc., Research Division—MD

Heather Lynn Jones The Vertical Trading Group, LLC, Research Division—Research Analyst

Kenneth B. Goldman JP Morgan Chase & Co, Research Division—Senior Analyst

Lubi John Kutua KeyBanc Capital Markets Inc., Research Division—Associate

Lubi John Kutua KeyBanc Capital Markets Inc., Research Division—Associate

Michael Leith Piken Cleveland Research Company—Equity Analyst

Omar J. Mejias BMO Capital Markets Equity Research—Associate

Unidentified Analyst —

PRESENTATION

Operator

Good day, and welcome to the Sanderson Farms, Inc. Fourth Quarter Fiscal 2017 Conference Call. Today’s call is being recorded. At this time, for opening remarks and introductions, I’d like to turn the call over to Mr. Joe Sanderson, Chairman and Chief Executive Officer. Please go ahead.

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

Thank you. Good morning, and welcome to Sanderson Farms Fourth Quarter and Fiscal Year End Conference Call. This morning we reported net income of $72.9 million or $3.20 per share for our fourth fiscal quarter of 2017. During the fourth quarter of last year, we made $76 million or $3.36 per share. For the year ended October 31, 2017, we reported net income of $279.7 million or $12.30 per share. For fiscal 2016, we reported net income of $189 million or $8.37 per share. If you did not receive a copy of the release and accompanying financial summary, they are available on our website at www.sandersonfarms.com. Before we continue, I’ll ask Mike to give the cautionary statement regarding forward-looking statements.

D. Michael Cockrell Sanderson Farms, Inc.—CFO, Treasurer & Director

Thank you, Joe, and good morning, everyone. This morning’s call will contain forward-looking statements about the business, financial condition and prospects of the company. Examples of forward-looking statements include statements about future earnings, expenditures, supply and demand factors, production levels, grain costs and supply, poultry prices, growth plans and economic conditions. The words believe, expects, anticipates, estimates, model, should and plans and similar words, are intended to identify forward-looking statements. The actual performance of the company could differ materially

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12/14/2017 11:00 AM GMT, Q4 2017 Sanderson Farms Inc Earnings Call

from that indicated by the forward-looking statements because of various risks and uncertainties. Those risks and uncertainties are described in our press release this morning, and in the annual report on Form 10-K for the year ended October 31, 2017, which was filed with the SEC this morning. All forward-looking statements speak only as of today and are based on our current expectations, beliefs and assumptions, which can change quickly based on the many external factors affecting our business. We undertake no obligation to update or to revise forward-looking statements.

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

Thank you, Mike. Fiscal 2017 was a record year for Sanderson Farms. Overall, poultry market prices increased for the year compared to fiscal 2016, and while grain prices were slightly higher during the year, feed cost and flock sold were slightly lower per pound because of improved efficiencies. Our net sales for fiscal 2017 of $3.34 billion and our net income of $12.30 per share were records for Sanderson Farms. All of our salaried employees earned top bonuses for their performance during the year, and key operations managers earned an additional bonus for their operational results versus our peers.

We opened our new St. Pauls, North Carolina Plant, we began construction of our new Tyler, Texas complex; we made progress in sales; we finished the year in a competitive position in our industry; and we had no debt on our balance sheet. While we have room to improve our performance, I’m very grateful for the efforts of our growers and our employees during this past fiscal year, and I look forward to working with them to capture the opportunities available to us during the coming year. With that introduction, I’ll ask Lampkin and Mike to provide details on the quarter, and I will return after they’ve finished, to discuss our focus during fiscal 2018 and answer your questions.

Lampkin Butts Sanderson Farms, Inc.—President, COO & Director

Thank you, Joe. This is Lampkin and good morning to everyone. As Joe said, overall market prices for chicken improved during the fiscal year compared to 2016, and we benefited from lower feed cost per pound for the year. Tray pack market prices during our fourth quarter and the fiscal year continue to reflect strong supply and demand dynamics for fresh chicken sold at grocery stores.

For the year, our tray pack market prices were flat compared to 2017, but with improvements in our mix, our overall average market price for tray pack sales increased $0.0122 per pound. For the fourth quarter, that increase was $0.0279 per pound compared to the fourth quarter of fiscal 2016, sequentially market prices were flat, but mix improvements contributed to a $0.0133 per pound improvement in invoiced prices. We remain constructive on our outlook for tray pack markets for 2018.

Bulk leg quarter prices were approximately 22.7% higher during the quarter compared to last year’s fourth quarter, and for the full year, were higher by 21.2% compared to fiscal 2016 due to improved export conditions. Urner Barry quoted market prices for leg quarters averaged $0.376 per pound during the fourth quarter, and $0.35 for the fiscal year. Total industry export volume for the calendar year through October was higher by 2.8% compared to 2016.

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12/14/2017 11:00 AM GMT, Q4 2017 Sanderson Farms Inc Earnings Call

Market prices for boneless breast during the quarter — during our fourth quarter were lower by 6.3% when compared to the fourth quarter a year ago. The quoted market price for the boneless averaged $1.29 per pound during the fourth quarter and $1.31 per pound for the fiscal year. Boneless breast — boneless prices have weakened substantially since September and the Urner Barry market price for Jumbo boneless breast is currently $1.03 per pound.

Jumbo wing market prices during our fourth quarter averaged $2.09 per pound, that’s up 28.4% from the average of $1.62 per pound during last year’s fourth quarter. For the year, jumbo wing market prices were higher by 21.4% from an average of $1.58 per pound during fiscal 2016, to an average of $1.92 per pound during 2017. The current Urner Barry quote for jumbo wings is $1.60 per pound.

Our average sales price for poultry products during the full fiscal year was higher by $0.046 per pound compared to last year, increasing 6.5% for the year ended October 31, 2017, when compared to the year ended October 31, 2016. This increase in our average sales price for chicken was in addition to lower feed costs in broilers processed. For the full fiscal year, feed costs in broilers processed were down by $0.0042 per pound or 1.6%.

For the fourth quarter, our cash cost for grains delivered to our feed mills were higher than last year’s fourth quarter. Prices paid for corn delivered during our fourth quarter were higher by 6% compared to last year’s fourth quarter, while soybean meal prices were lower by 2%. Out feed cost per pound in broiler flocks processed were lower by $0.0024 or 1% during this year’s fourth quarter compared to a year ago. During this year’s fourth fiscal quarter, we processed 1.175 billion pounds of dressed poultry, and sold 1.151 billion pounds. We processed 4.291 billion pounds during fiscal 2017 and sold 4.223 billion pounds.

For those of you modeling fiscal 2018, we currently expect to process 4.475 billion pounds of dressed poultry during fiscal 2018, which will represent a 4.3% increase in pounds processed compared to fiscal ‘17. If we run our plants as expected, those pounds would be processed as follows: 1.068 billion in quarter 1, 1.094 billion in quarter 2, 1.161 billion in quarter 3 and 1.152 billion in quarter 4. Of course these estimates are subject to change as a result of weather, changes in target live weights, market conditions and other factors.

Like Joe, I’m grateful for a good year and for everyone associated with Sanderson Farms, the employees, growers, customers and vendors and look forward to the New Year. At this point, I’ll turn the call over to Mike for a discussion of the quarter’s financial results.

D. Michael Cockrell Sanderson Farms, Inc.—CFO, Treasurer & Director

Thank you, Lampkin. Net sales for the fourth quarter totaled $919.9 million, and that’s up from $790.8 million for the same quarter last year. The increase in net sales for the quarter reflects an increase in poultry products sold of 13.3%, and a 4.1% increase in our average sales price for poultry products sold compared to last year.

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12/14/2017 11:00 AM GMT, Q4 2017 Sanderson Farms Inc Earnings Call

Our cost of sales of poultry products for the quarter ended October 31, increased 19.9% and that reflects a 13.3% increase in poultry pounds sold, offset by 1% decrease in the cost of feed in broilers processed during the quarter.

For the full fiscal year, net sales were $3.34 billion, up 18.7% from $2.82 billion during fiscal 2016. Cost of sales for the year increased 14.3% compared to last year and totaled $2.7 billion. The average cost per pound in our poultry business increased $0.0133 or 2.3% compared to last year, reflecting higher nonfeed related cost of goods, offset slightly by lower feed costs. We sold 6.6 million fewer pounds of prepared chicken during the year, a 7.2% decrease and our sales price averaged $0.01 per pound below last year or 0.5%. SG&A expenses for fiscal 2017 were up $56.4 million compared to last year, due primarily to an increase in administrative salaries, costs associated with our bonus award program and our ESOP, our advertising expenses and increased legal fees.

SG&A expenses during our fourth quarter were higher than our guidance that we gave in August for a few reasons: First, our Board of Directors made a contribution to hurricane relief that was not included in our August estimate; our trainee and legal expenses were higher than our estimate by a little bit and our ESOP contribution was a bit higher. For fiscal 2018, we’re modeling $186 million for SG&A. That estimate, however, includes no accrual for the bonus award program or the ESOP, and those two totaled $33.1 million in fiscal 2017. Both of those items of course are dependent upon profitability and we will consider the probability of any bonus in ESOP as we move through the year, and we will adjust our estimate accordingly.

The estimate for 2018 reflects $10.1 million in startup costs related to our new complex in Tyler, Texas. We estimate SG&A expenses of $45 million in Q1, $46 million in Q2, $46 million in Q3 and $49 million in Q4.

At the end of our fiscal year, our balance sheet reflects the stockholders equity of $1.432 billion, and networking capital of $650.8 million. For the year, we spent $166.8 million on CapEx, and we paid $46.4 million in dividends. For fiscal 2017, interest expense was $1.9 million, a slight increase from the $1.7 million last year. We had no debt on the balance sheet, but the increase was a result of increased commitment fees on our revolver, which as you know, we amended this year to increase the available credit. Our effective tax rate was $34.1 million — or excuse me, 34%, and going forward, we’re going to model 35%, although that could change very soon based on pending legislation.

We expect our CapEx for construction, maintenance and special projects during fiscal 2018 to be approximately $344.4 million, and we will fund that using cash on hand, internally generated working capital, cash flows from operations, and as needed, liquidity under the revolver. Of that total, $178 million will be spent on the new complex in Tyler, $4.2 million will be spent to complete the expansion of our prepared chicken plant, $32.2 million will be paid on new aircraft, and $37.3 million is expected to be spent on various equipment upgrades of several of our processing plants. The company has a $900 million unsecured revolver, of which $880 million was available at the end of the year. Our depreciation and amortization during fiscal 2017 was $100.3 million, and we’re modeling $112.8 million for fiscal 2018. Based on our model, that’s $28.1 million in Q1, $28.5 million in Q2, $28.2 million in Q3 and $28 million in Q4. With that, I will turn the call back over to Joe for comments on our grain strategy in 2018.

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12/14/2017 11:00 AM GMT, Q4 2017 Sanderson Farms Inc Earnings Call

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

Thank you, Mike. Our feed costs during fiscal 2017 were lower for the fourth straight year, and we expect flat to lower costs during fiscal 2018. If we had locked in prices for all of our needs for fiscal 2018, including what we have already priced at current values, that is, if using the Chicago Board of Trade contract prices for current and future needs as it closed yesterday, our cash cost for grain during fiscal 2018 would be $11.9 million higher than during fiscal 2017. However, we believe the board is a little high relative to supply. Given that carryout of both corn and soybeans is healthy, and given ample worldwide supplies of both commodities, we should be able to buy grain at prices similar to, if not lower than last year. We have taken opportunities to price all of our corn needs through March. And a portion of our soybean meal needs into January. And we will remain patient for now on the rest of the year.

As always, on this year-end call, I will share a few things we are watching closely as we start a new fiscal year. First, we will keep an eye on the South American crops. As of today, the corn and soy crops in Brazil and the rest of South America are progressing nicely; second, we will watch the United States planting intentions report next March. Almost everyone believes corn acres will increase in 2018, while soybean acres will decline, and we will closely watch that report; third, we will watch chicken production numbers. We agree with USDA’s estimate that the industry will produce around 2% more pounds of chicken during calendar 2018 compared to 2017. Longer-term, that number may move higher. Several new facilities and expansions have been announced, if completed, will add new production in our industry over the next 3 to 5 years. However, based on what we read, it appears the new production represented by NAFTA expansion, will not only come to the market over several years, but will also be split between retail tray pack market and the big bird food service market. Whether or not the new production exceeds additional demand for chicken in those 2 markets remains to be seen. What we will do is continue to execute our growth strategy and let the markets take care of themselves; finally, we will focus our efforts on getting St. Pauls to full production, continuing the construction at Tyler, and capturing the significant opportunities in our operations. While our overall performance during 2017 was good and performance in some places was very good, we have identified significant opportunities in our operation in areas where we underperformed in fiscal 2017.

Sanderson Farms celebrated its 70th anniversary this year. Not counting my summer jobs in high school, I have been associated with the company for 47 of those years. While we have recognized many milestones along the way, going public in 1987 provided the company with a primary responsibility, and that is to make the company an attractive investment for our shareholders, and to make the value of that investment work more. At that time, our sales had just reached $150 million, and we sold 277 million pounds of chicken. This year our sales exceeded $3.3 billion, and we sold 4.22 billion pounds of fresh and frozen, high-quality, wholesome all natural chicken. While recognizing 70 years in operation had proven rewarding, we have a lot more to accomplish. Our primary responsibility every day is to find new and better ways of operating and continuing to grow the company for our shareholders. We start year 71 in pretty good shape. Our balance sheet is strong. We are debt-free and the company is well-positioned to continue our growth strategy. The new Tyler complex demonstrates our optimism and

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12/14/2017 11:00 AM GMT, Q4 2017 Sanderson Farms Inc Earnings Call

confidence in the long-term success of Sanderson Farms in our industry. The new complex will add value for our investors, opportunities for our employees and their communities, and more high quality products for new customers. We are committed to continue our growth beyond Tyler, and we’re ready for it. No matter the market conditions, we will continue to focus on those things we can control, and manage the others as best as we can. With that, we’ll now take your questions.

QUESTIONS AND ANSWERS

Operator

(Operator Instructions) And we’ll take our first question from John Colantoni with Morgan Stanley.

Unidentified Analyst —

My question’s on the industry production outlook. October placements were up 10% and the November hen flock was up 6%. I assume part of this is the industry adjusting to lower levels of hatchability and livability, but can you just explain how these indicators fit into your outlook for industry production?

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

I will. We think the hen flock first of all, was people holding on to hens because hatchability was low and egg production was low. Once that happens, once you get those hens in production, it’s very hard to get them out. It’s hard to get them to hen processing plant. Because all the hen processing plants are pretty much at full capacity, and you only slaughter them on weekends and can’t run every weekend, but — and the market was very profitable in the summer and that’s why people were retaining those hens. We take on the pullet placements for the last 3 months. Those are makeup placements for shortages that occurred several months prior to the last 3 months.

Lampkin Butts Sanderson Farms, Inc.—President, COO & Director

June and July.

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

If you look at June and July in particular, those were short months. And we again — we have spoken, we visited with our breeder supplier in September — and — which represents half of the market and represents almost all of the super bird, the big bird and the deboning market. And as I have stated before, they have no — they don’t anticipate any new orders or any growth in pullets in 2018, other than ours, for Tyler. And so, that’s why we think the growth in ‘18 will only be around 2%. We do not have any information from the other primary breeder, which is Cobb’s and so I can’t speak to that, I can’t say anything about that. I’m just talking about our primary supplier. That’s what we think. Yes, Lam.

Lampkin Butts Sanderson Farms, Inc.—President, COO & Director

One other thing, I’ll mention is that any of those in the industry that are using the Cobb500, a lot of those are switching to Cobb700.

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Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

Yes.

Lampkin Butts Sanderson Farms, Inc.—President, COO & Director

And the Cobb700 produces fewer chicks — the chicks go from — chicks and eggs go from 134 to 123. So that breed is going to produce fewer eggs and you got those — those companies will have to order more pullets to offset that decrease in egg production.

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

So at the bottom, at the end of the day, we still think 2% is the right number for 2018.

Unidentified Analyst —

Okay, great. Thanks for the color. I’ve got one more on NAFTA. Based on the news flow, it reads like NAFTA negotiations maybe moving in slightly less favorable direction since your October Investor Day. Can you just give us a quick update on this evolving situation and remind us of your contingency plans if NAFTA negotiations end in meaningful restrictions on exports to Mexico?

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

We haven’t heard a word out of Washington since Investor Day. Prior to NAFTA, there was a 25% duty or tariff on poultry going into Mexico. If NAFTA were to go away, there’s a possibility that could occur. So that would not be good for our industry or for Sanderson Farms. But we have no information really about NAFTA. NAFTA is not only going to affect poultry, it’s going to affect beef, pork, corn and soybeans. So it’s a huge deal with agriculture in general, and it’s difficult for me to believe that — I mean, poultry, by itself, not a big deal. But for all the corn producers, and all the soybean people, I think that is a big deal.

Lampkin Butts Sanderson Farms, Inc.—President, COO & Director

Joe. Our export people, rather U.S. Poultry and Egg Export Council meeting this week. One of the speakers was Undersecretary of Trade, Ted McKinney, and he reported that the agriculture boys are being heard in Washington. That was it.

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

That’s all we know. We don’t know anything.

Operator

And we’ll take our next question from David Carlson with KeyBanc.

David Richard Carlson KeyBanc Capital Markets Inc., Research Division—Associate

A couple of questions from me and then, maybe I’ll get back in the queue. I believe you guys previously anticipated about 5.6% volume growth in ‘18 and now it sounds like it’s about 130 basis points less at 4.3%. What has changed the forecast since you guys last spoke in August?

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Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

In ‘18? Are you talking about ‘18?

David Richard Carlson KeyBanc Capital Markets Inc., Research Division—Associate

Yes, for fiscal ‘18, I think you guys had targeted about 5.6% volume growth?

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

No, no. no.

David Richard Carlson KeyBanc Capital Markets Inc., Research Division—Associate

(inaudible) and now it’s at about 4.3%, I think what Lampkin laid out earlier so.

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

Where is our — what is our chart that shows our graph. Where is our pound processed graph? What’s in our presentation? Is it in here, Bob? You’re right, I mean I don’t know what is in our presentation (inaudible)

D. Michael Cockrell Sanderson Farms, Inc.—CFO, Treasurer & Director

Since August, the only thing we’ve changed in our model is to take our target live weight down, but on the big birds but that’s it. And yes, that’s true. In Q4, we’re comparing the 4.3% numbers that Lampkin threw out, that compares to actual production in 2017, which was higher than our anticipated number. So that’s the difference between that 5% and 4.3%.

David Richard Carlson KeyBanc Capital Markets Inc., Research Division—Associate

So it’s a little bit of weights and a little bit of overproduction compared to what you had anticipated?

D. Michael Cockrell Sanderson Farms, Inc.—CFO, Treasurer & Director

That’s right. And what could happen too is in 2018, our live weights in the fall could do what they did this year. But we didn’t model that. We modeled reaching our target live weights and we were above that in ‘17.

David Richard Carlson KeyBanc Capital Markets Inc., Research Division—Associate

Okay. Fair enough. Given your SG&A estimate implies acceleration in production and composite prices obviously, the way I am calculating, it is currently flattish relative to the prior year period. What is your level of concern, any of you there, Joe, Mike? What is your level of concern that composite chicken prices could turn negative in fiscal ‘18?

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

I have — I don’t have. This is Joe, I don’t have any concern about that. We think, once we get past Christmas, boneless breast is going to move up. I can’t yet — I don’t know what wings are going to do. There’s been a lot of substitution of boneless wings and wing joints, and then the NFL has hurt the wing stores. And that is the traffic going through some of the wing places that we service. And I am — I’m not

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12/14/2017 11:00 AM GMT, Q4 2017 Sanderson Farms Inc Earnings Call

as constructive on wings right now as we feel fine about tray pack, it’s going to be great. I mean, it’s good right now, this week is good, and we feel like the tray pack plants are going to be good. We feel like boneless leg quarters, we’ve already made sales in January that are up a couple of cents from where they are and they’re pretty good right now. Tenders, we feel fine about that. Only thing I have some reservation is wings, but we feel fine about the market.

David Richard Carlson KeyBanc Capital Markets Inc., Research Division—Associate

Let me slip in one more, if you guys don’t mind. I think, Mike, you called out $33.7 million in various equipment upgrades. And then, Joe then indicated that you guys had identified a number of areas where the business may be underperforming. Can you maybe describe some of the inefficiencies that you guys have seen? And then, will the $33.7 in million cap spending on equipment upgrades help to improve overall efficiencies? I mean, I guess, what I’m trying to get to is, what kind of dollar opportunity do you see from a cost capture perspective?

D. Michael Cockrell Sanderson Farms, Inc.—CFO, Treasurer & Director

I’ll answer your CapEx question and then let Joe identify any deficiencies. We don’t typically though put a number out, but the $33 million is some new eviscerating equipment in our processing plants because we build new plants all the time. We kind of understand what type of equipment is most efficient and works well, and when we find an opportunity, we will go back in to our older plants, and make sure they have the same quality of assets as our new plants do. And we’re going to take advantage of our balance sheet right now and do that as much as we can this year. Some of it will bleed over into next year, and you may have seen we amended our revolver a couple of weeks ago to carve those improvements out, and we broke out in that 8-K that we filed by plant, where we are going to spend that money. And it does add some efficiencies in terms of labor, but also, product quality is the big issue.

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

There’s a payback (inaudible)

D. Michael Cockrell Sanderson Farms, Inc.—CFO, Treasurer & Director

Yes, there is. And as to the other inefficiencies that we’ve identified in November, we don’t typically put a number to that. We do it every year. We’ll, as we said in our 10-K today, our managers earned a performance bonus this year, and by definition, when that happens, we finished very strong versus our peers.

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

In Agri Stats.

D. Michael Cockrell Sanderson Farms, Inc.—CFO, Treasurer & Director

In Agri Stats, but that said, we got places where we underperformed, as Joe said in his prepared remarks and we’ll go hard after that, but we don’t quantify.

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Operator

And we’ll take a next question from Ken Goldman with JPMorgan.

Kenneth B. Goldman JP Morgan Chase & Co, Research Division—Senior Analyst

Two questions from me. First question, we don’t get EMI, it’s too expensive for us, but we do get Urner Barry tray pack prices. You can see what the USDA is reporting for wholesale chicken prices, and they’re both indicating may be a little more weakness in tray pack than what the tone for you — from you is indicating, and I realize a lot of your customers have shifted to EMI. So again, you may have visibility into this because you’re more focused on EMI, but do you know what the difference is between what Urner Barry is showing, what the USDA is showing and what EMI is showing, because it seems to be slightly different directions there?

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

I’m not — I’m not aware of that — the weakness you’re describing other than seasonal. I mean, we still had Thanksgiving and Christmas. We still had our tray pack plants at less than full production in November and December for that reason. But our prices, as I said in my remarks, when you look at price and mix, overall, it was all up. Fourth quarter versus last’s year fourth quarter was not up a lot, but up a little bit versus the third quarter.

D. Michael Cockrell Sanderson Farms, Inc.—CFO, Treasurer & Director

And the demand this week has been excellent, (inaudible) all week, we think that he asked to compare EMI to Urner Barry. But Urner Barry is — I don’t have EMI on this sheet.

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

I don’t know if that’s, we will look at that Ken, we don’t have that — haven’t looked at that.

Kenneth B. Goldman JP Morgan Chase & Co, Research Division—Senior Analyst

I don’t get EMI either so I think we both...

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

We get EMI every day and our sales guys when they — some of our customers (inaudible) as they are being repriced right now, frankly, a lot of them had chosen EMI. And because they don’t have enough experience with Urner Barry’s prices. And — but our sales guys will know the difference between Urner Barry and EMI, I don’t.

Kenneth B. Goldman JP Morgan Chase & Co, Research Division—Senior Analyst

Maybe I’ll follow up afterwards, I don’t want to hold up. One more question if I can. Based on November and December to date in terms of prices and costs, would it be surprising if your margins in the first quarter and maybe earnings too were down year-on-year?

D. Michael Cockrell Sanderson Farms, Inc.—CFO, Treasurer & Director

Not at all.

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12/14/2017 11:00 AM GMT, Q4 2017 Sanderson Farms Inc Earnings Call

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

Not at all. I don’t remember what we made first quarter last year. I think it was...

Kenneth B. Goldman JP Morgan Chase & Co, Research Division—Senior Analyst

Last year, you did $1.05.

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

$1.05 yes. It wouldn’t surprise me at all. It depends on January, frankly. Right now, with boneless at — at $1.03. Really, you’ve got two markets. You’ve got tray pack, which is outstanding, it gets as good as it was a year ago. But when you’re selling $1.60 wing and then have some excess and $1.03 boneless and have some excess, big bird deboning is nothing to brag about, even with cheap grain. So — and we think, where — we know leg quarters are going to be worth more in January and February, we’ve already sold for some more. But boneless is going to have to make a big move. And last year, boneless did not get any better in January. We think it is this year, feels like it is. But it wouldn’t surprise me if — but for the year, we think the year is going to be (inaudible) 2017.

Operator

And we’ll take our next question from Ken Zaslow with BMO Capital Markets.

Omar J. Mejias BMO Capital Markets Equity Research—Associate

This is actually Omar in for Ken. Just wanted to dig a little bit deeper on the hurricane disruptions, if possible. Could you guys just maybe provide some color there and if you could quantify some of the negative impact to Sanderson’s and if you could broke — break those out by pricing, volumes, how that — those impacted you guys in the fourth quarter?

D. Michael Cockrell Sanderson Farms, Inc.—CFO, Treasurer & Director

We — when the hurricanes moved through Florida and South Georgia, of course our plants were down. There were 20 some-odd plants down for 2 days, and that does 2 things: One, it — you have to process those birds the next weekend or whenever you can, they stay on the ground longer than you anticipated they would. That adds to weight. So in addition to the inefficiency just from having to run on Saturday, you have more live weight, more pounds, that happened across 20 plants, which put more production on the market, frankly. And then in addition to that, these hurricanes happened in September. Our guys went back and looked last year, and I’m just going to isolate Florida, Florida alone. Because it’s post Labor Day, the market gets softer and in 2016, we sold like 25% to 28% fewer pounds into Florida in September versus August. Very normal, that’s what happens in September, post Labor Day. This year, it was more like 45% because for 2 weeks, nobody in Florida was interested in buying chicken, and not to mention the infrastructure issues that you had. So when we say the hurricane impacted the quarter, I don’t have a number to give you, but the market — that product that would have normally gone to Florida had to go somewhere else at a — most likely at a discount. And it impacted that, I can’t tell you exactly how much because it would be impossible to do, but it impacted us.

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12/14/2017 11:00 AM GMT, Q4 2017 Sanderson Farms Inc Earnings Call

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

But you had — once you lose those sales, those 2 days of sales, and then you start running product on Saturday and you get 20 plants running on Saturday, and then running the next Saturday, they only run one shift, so they have to run like 4 Saturdays in September and October, when the market is in decline to begin with, and then you start putting more meat on the market when the demand is declining, it just — and wings were already declining, and it just, it exacerbated a bad situation with boneless breast meat and wings. We also had Houston down, which is a big market for us for boneless breast and wings, and we have 2 plants to feed Houston plus tray pack and they affected the whole industry. You had everybody trying to ship up to East Coast out of Carolina and that’s where most of the plants were, there were 2 or 3 plants in South Carolina and Georgia. It just made a bad situation, a declining market worse.

D. Michael Cockrell Sanderson Farms, Inc.—CFO, Treasurer & Director

And we said it, we said on our August call in response to a question and that we anticipated our fourth quarter from a boneless perspective pricing to look similar to last year. We knew it was going to get weak, it not only hit last year, it went well below last year and to Joe’s point, we think it’s — had a lot to do with that process.

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

Yes, Heather asked me at Investor Conference. If I expect boneless to stay where it was or go down, I said I expect to stay where it is.

D. Michael Cockrell Sanderson Farms, Inc.—CFO, Treasurer & Director

And it did.

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

And it did because of that, yes. Good question Omar. Sorry we can’t give you a specific number.

Omar J. Mejias BMO Capital Markets Equity Research—Associate

That was very helpful. In summary, it was the [material] it was definitely not just small. And maybe if I switch a little bit to SG&A, for the year, I think you guys, you broke out a little bit of what was some of the impact there and what caused SG&A to be high. But two questions there, what was high on the other SG&A side, I think it was up $7 million, $8 million there. What’s in there and is the $15 million high marketing the new normal or just how should we think about that?

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

I’ll answer the last part first. Yes, that’s the new normal. In other SG&A, we had a couple of million dollars that the board allocated to hurricane relief that was not in our August estimate. We had about $1 million in salary increases that went into effect in August. We did some work around some of our salary positions and recognized some places where we needed to increase some salaries, we did that in August, effective immediately, and that was not in our estimate in August. So you had about $1 million there. Legal fees came in a little bit higher than we thought, primarily just because of some timing of invoices at the end of the fiscal year, and then the rest of it was spread around. ESOP contribution was a little higher than we modeled in August because we made a little more money than we were modeling then.

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13

12/14/2017 11:00 AM GMT, Q4 2017 Sanderson Farms Inc Earnings Call

Omar J. Mejias BMO Capital Markets Equity Research—Associate

Great. And one last one from me, just given some of the latest discussions in Washington and you guys alluded to this — regarding tax reform, just wanted to get some high-level perspective of what — how can that impact, and how should we think about it in terms of — from an earnings perspective, but also from cash flow perspective for 2018? Any help there you can provide us, that will be helpful.

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

You know, we’ve been looking at it in our — we’ve gotten our outside accountants to help us with that and making some estimates based on what we’ve seen, but at the end of the day, I don’t think anybody can predict even yet what next week will bring. One of the things that (inaudible) all would affect is interest deductions. We don’t have a lot of interest. We ran some numbers based on this year’s income before tax and applied, what the [senate] did and it would have saved us $38 million. But I again, that’s just.

D. Michael Cockrell Sanderson Farms, Inc.—CFO, Treasurer & Director

That’s pretax.

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

That’s right, and that’s not what’s going to be reality. So we’re still looking at it as well.

Operator

And we’ll take our next question from Farha Aslam with Stephens Inc.

Farha Aslam Stephens Inc., Research Division—MD

A couple of questions. The first one is on your bonus and accruals. You had $33 million of expenses this year, when you look into next year, what would be your bonus threshold?

D. Michael Cockrell Sanderson Farms, Inc.—CFO, Treasurer & Director

Our board of directors will set that at their January meeting Farha, and it will be based on a 20% return on average equity. That’s going to move this year, the threshold was $12.02 that’s going to make the threshold $13 around that just a few weeks ago, but as the board will set that in January and we’ll publish it then. It will be higher.

Farha Aslam Stephens Inc., Research Division—MD

Yes, so it will be higher but if you don’t hit — if you come in, let’s say, between $12 and $13, and you get to $13, does that mean you pay all of that $33 million, do you pay partial bonuses? I just want to adjust your SG&A for kind of likely bonus expenses, so my estimates are realistic.

D. Michael Cockrell Sanderson Farms, Inc.—CFO, Treasurer & Director

Yes, there is essentially a dollar between the threshold and the max and then we divide that by 20 and if you hit the very bottom number, you get 5% of your bonus. If you hit the next level, it’s 10%, 15%, 20%,

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12/14/2017 11:00 AM GMT, Q4 2017 Sanderson Farms Inc Earnings Call

25%, own up to 100%. So if you fall somewhere between, say, $12.50 and $13.50 whatever that number — whatever the arithmetic tells you it is, you would get a part of the bonus. The $33 million this year was full bonus. On the EPS (inaudible).

Farha Aslam Stephens Inc., Research Division—MD

That’s helpful. And then when you look at your pricing outlook and your profit per pound outlook for 2018 versus 2017, any color in terms of pricing in your profit per pound?

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

Based on what we — the production, we think is coming in 2018. You never know who’s going to be running features on chicken and tenders, and what — the only thing is puzzling me right now is wings. The wings — we have been talking to our wing customers and they’re the ones that are telling us that this — they’re seeing less traffic in their stores, and they attribute that to the NFL. That’s not our judgment. But other than that, we think 2018 is going to look a lot like 2017 because we don’t see very much production coming on in 2018. And so, we think the prices are going to be similar. And it will be a little different — I think, I don’t know, if we’ll see $2.15 wings in July in 2018 like we did in 2017, but breast and tenders and our tray pack exports are supposed to be up again and so we kind of think it’s going to be similar, but it’ll be something different. Every year is not the same, but it’ll be similar, we think.

Farha Aslam Stephens Inc., Research Division—MD

So pricing and profitability in ‘18, kind of similar to ‘17 levels. And then when you look at ‘19, what is Sanderson’s production anticipated to be in ‘19? In your fiscal 2019?

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

Well, in ‘19, we’ll be starting up power. And it’ll take us all year to per pound processed.

D. Michael Cockrell Sanderson Farms, Inc.—CFO, Treasurer & Director

Per pound processed.

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

I see, where is it?

D. Michael Cockrell Sanderson Farms, Inc.—CFO, Treasurer & Director

For ‘19?

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

What’s ours?

D. Michael Cockrell Sanderson Farms, Inc.—CFO, Treasurer & Director

$4.6 billion and it was (inaudible) this year.

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

We will go up 4.6% in ‘19.

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12/14/2017 11:00 AM GMT, Q4 2017 Sanderson Farms Inc Earnings Call

D. Michael Cockrell Sanderson Farms, Inc.—CFO, Treasurer & Director

$4.6 billion.

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

$4.6 billion.

Farha Aslam Stephens Inc., Research Division—MD

That’s very helpful. And final question, when you look at new plant’s capacity announcements, do you — how do you anticipate that is going to work longer-term with demand? How quickly do you think those new plants will ramp up over the next several years and can you just give us a longer-term perspective?

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

Yes, I have — we have to guess — I have this on a piece of paper. We were in New York last week at an Investor Conference, and we were asked that and I made the comment. I didn’t think it was coming on in ‘18, the only thing we know of in ‘18 is us. We think maybe sometime in ‘18, maybe.

D. Michael Cockrell Sanderson Farms, Inc.—CFO, Treasurer & Director

This year.

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

The House of Raeford’s new plant may be at the end of the year may start coming on. We think in ‘19, you’ll see some of the new plants start coming — start ramping up, and then some of them will start ramping up in 2020. We have this broken out now based on all of the announcements. In the big bird category you have House of Raeford, you have Wayne Farms and their expansion in Alabama. You have Mountaire in Siler City and you have Simmons, which they are going to close the plant, and then they go through 2022. If you add all of that — and this includes Peco in Arkansas and Sanderson in St. Pauls, that is over through 2022, that is 3.6% new big bird head and 5.3% new big bird pounds, that I think will, most of which will be realized by 2020, by the end of 2020. And on the tray pack side, you will have Tyler, Texas, which will be the first. You will have Costco in Nebraska, which is 2 million and you’ll have Tyson in Tennessee, which will be 1.2 million or 1.3 million. And then you have Bell & Evans, which will be, we think, 2020, 2021. And that is 7-million head, 4.4% head and 4.4% pounds and that will be 2019, 2020 and 2021. Total for the industry is 9.7%. I was asked a question about 2018, 2019, 2020, I made the comment. I said that if there is going to be a dogfight or a showdown it’s more likely to occur in 2020. That’s what I think. I think they’ll be ramping up in ‘19. But what you have here is over 2 or 3-year period an increase of about 3% a year, ‘19, ‘20 and ‘21. And it’s broken down in 2 different market segments, big bird and tray pack.

D. Michael Cockrell Sanderson Farms, Inc.—CFO, Treasurer & Director

And Farah, I’m going to give you a number that I’ve got, it is $13.84, would be the top of that bonus award.

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16

12/14/2017 11:00 AM GMT, Q4 2017 Sanderson Farms Inc Earnings Call

Farha Aslam Stephens Inc., Research Division—MD

$13.84?

D. Michael Cockrell Sanderson Farms, Inc.—CFO, Treasurer & Director

For ‘18, plus or minus a few pennies and the board will do that in January.

Operator

And we’ll take our next question from Heather Jones with Vertical Group.

Heather Lynn Jones The Vertical Trading Group, LLC, Research Division—Research Analyst

So I have a couple of really quick questions. You mentioned constrained hen slaughter earlier. I was wondering and talking with your partners and just your discussions with those in industry, when do you expect that — these constraints to ease?

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

There, once you get the hens in the field, it is difficult to get them out. They’ll have to run — you can’t — we are part owners of a hen plant, and you can’t run them every Saturday. We do — that plant runs every other Saturday trying to get these hens out. People want them out now and they are running every other Saturday now. They’re running every other Saturday trying to get — people want to get rid of them now and because, particularly, big bird deboners, no need to have them right now. And so, they’re trying to get them out of field, but it’s going to take a long time to get them out of the field.

Heather Lynn Jones The Vertical Trading Group, LLC, Research Division—Research Analyst

So the reason I ask is like you look at your flock now and you made the point, it’s a very, very valid point that the flock is older, year-on-year. But you’ve also had — if you look at commutative placements and there were some light months, but some heavier months, and if you look at cumulative placements and assume the current age out, you have a flock that’s pretty sizable at least, as far as we can forecast, April or May.

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

It is.

Heather Lynn Jones The Vertical Trading Group, LLC, Research Division—Research Analyst

So I was wondering when you think — so when do you think they can catch up, so we could get the age down to get the flock matching more closely to the pullet placement size. Because right now, it’s really difficult to see how the USDA, you can reach the USDA number for ‘18, so I was just wondering if you have insight, could they be caught up by March? Could they be caught by April? So what are you all thinking on that?

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

I’m going to have to let...

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12/14/2017 11:00 AM GMT, Q4 2017 Sanderson Farms Inc Earnings Call

Heather Lynn Jones The Vertical Trading Group, LLC, Research Division—Research Analyst

You’ll pass it on to Lampkin.

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

Lampkin. Bob Rosa is on the board, our Chief Analyst is on board, he doesn’t know when the — but they’ll get them collar up eventually. Going out, and if you look at the current pullet placements, going out to 9 months, is that 9 months ahead or 6 months?

D. Michael Cockrell Sanderson Farms, Inc.—CFO, Treasurer & Director

9.

Lampkin Butts Sanderson Farms, Inc.—President, COO & Director

9.

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

If you look 9 months ahead with the last pullet placement you have, the hen flock in — what month is that?

D. Michael Cockrell Sanderson Farms, Inc.—CFO, Treasurer & Director

May.

Lampkin Butts Sanderson Farms, Inc.—President, COO & Director

May of next year.

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

Is a 100.4%, if you can get the old hens out? So it just depends on — it took to May and you got them out by May, your breeder flock will be 100.4%.

Heather Lynn Jones The Vertical Trading Group, LLC, Research Division—Research Analyst

100.4%, if you can get the old ones out?

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

Right, right.

Heather Lynn Jones The Vertical Trading Group, LLC, Research Division—Research Analyst

Okay, okay. And then I want to ask you about pricing, so you’re talking about thinking and the wing concerns are — make a lot of sense. On the boneless, skinless side. So you’re using EMI data, you’ve been down for November and December, and just recently, have turned flat year-on-year. And to your point, last year, it started to show up in late February, it started to trend higher. And then it was dramatically above the prior year, basically through, I want to say September, but really definitely for the late spring and summer. So I was wondering, do you think, on the boneless, skinless side, that we’ve gotten a slow start, but that it can accelerate? That basically all this hurricane impact and all will have dissipated by then and we could match a year ago for those periods even though pricing a year ago was really strong?

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18

12/14/2017 11:00 AM GMT, Q4 2017 Sanderson Farms Inc Earnings Call

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

Yes, you never — every year is going to be different. Because you never know who is going to run an ad and put it on television for a chicken sandwich. Now, you got to — you have everybody on TV right now and it’s not happening, but just bad time of the year. But you — it depends on — we don’t think production is going to be up. We think production is going to be almost flat so if somebody does run an ad — and — or you — get ads on tenders or — we, we — you never know if it — what did it get to this year? 170-something?

Lampkin Butts Sanderson Farms, Inc.—President, COO & Director

174.

D. Michael Cockrell Sanderson Farms, Inc.—CFO, Treasurer & Director

174. And if it goes to 164 you’re still going to have pretty good situation. I don’t know what the peak is going to be — what the conditions are going to be in May and July. We didn’t have much heat this year. Particularly — we had it in Texas, but we didn’t have it anywhere else. If you get heat, because everybody has brought their live weights down already in the big bird sector, and if you got heat this summer, that could be a trigger that we didn’t have in ,‘17 so that could be any number of things that could make the market do something in ‘18, it didn’t happen in ‘17.

Heather Lynn Jones The Vertical Trading Group, LLC, Research Division—Research Analyst

And you mentioned that you all brought down your target live weights for big bird, is that to provide cushion in case weather is mild again or is this some response to customer request?

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

Woody breast. It is because of woody breast. We cut our woody breast percentage in half. We went from a 9.50 pound to a 9 pound and it’s because of customers. We did not want to put woody breast product to our customers and so we lowered our live weight and the fall will hit us, and we had all this mild weather and our live weights went back up to about 9-1/4 pounds but our target live weight is 9 pounds and it’s because of woody breast.

Heather Lynn Jones The Vertical Trading Group, LLC, Research Division—Research Analyst

So that target is no different than it was in ‘17, it just got out of control with the weather in the fall.

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

Yes, we changed our target in about April of ‘17.

Lampkin Butts Sanderson Farms, Inc.—President, COO & Director

So we started out the year bigger than that.

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19

12/14/2017 11:00 AM GMT, Q4 2017 Sanderson Farms Inc Earnings Call

Heather Lynn Jones The Vertical Trading Group, LLC, Research Division—Research Analyst

And then I was just wondering on the other cost side, like I haven’t look at the K but I know in the Q3, 10-Q, there’s a comment about that other costs excluding the St. Pauls’ cost and boneless that other costs were up about $0.01 a pound. I was wondering, is that controllable issue, like it was an issue with some plants are something is that $0.01 a pound that you could get back next year with better cost?

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

Yes, absolutely. We intend to get it back. We are going to get it back in St. Pauls. St. Pauls had a start out with a $0.50 plant cost. By the end of the year, they are down to about a $0.29 or $0.28 right now.

D. Michael Cockrell Sanderson Farms, Inc.—CFO, Treasurer & Director

Better than that for November.

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

They already have a decent plant cost for the year, and we think we will have some better plant cost to some of the plants and that — where we implemented some — we have installed some new equipment at how many plants? How many have we done?

D. Michael Cockrell Sanderson Farms, Inc.—CFO, Treasurer & Director

2.

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

2 and we’ll be doing some more during the year. So it’s going to take 2 years to do all of our capital spending on our plants that we learned, frankly, in St. Pauls and...

D. Michael Cockrell Sanderson Farms, Inc.—CFO, Treasurer & Director

(inaudible) Heather, 75 points of it is processing cost and that processing cost is labor packaging, other inefficiencies, primarily at St. Pauls. There’s been a lot of talk about that $0.01 a pound, I assure you.

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

That is not pennies.

Operator

And we’ll take our next question from Michael Piken with Cleveland Research.

Michael Leith Piken Cleveland Research Company—Equity Analyst

I was wondering if you guys could give us any update on China and your expectations for possible market access this year?

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

There’s no new from China. Everything is quiet.

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20

12/14/2017 11:00 AM GMT, Q4 2017 Sanderson Farms Inc Earnings Call

Michael Leith Piken Cleveland Research Company—Equity Analyst

What are your expectations on how to do...

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

Pardon?

Michael Leith Piken Cleveland Research Company—Equity Analyst

Your expectation would be then that it’s unlikely I know you had some optimism a few months ago, but you’re not assuming anything?

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

That is correct.

Michael Leith Piken Cleveland Research Company—Equity Analyst

Okay, perfect. And then in terms of the dark meat and the potential opportunity, there has been some AI news overseas recently. I mean, what type of opportunities creates for you guys over the next few months?

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

We haven’t felt anything from that yet. We did last year when there was AI in Europe, and we got some demand from countries that bought from us rather than the country where the AI broke. So the same opportunity is there going forward, but we have not felt it yet.

Michael Leith Piken Cleveland Research Company—Equity Analyst

Okay, that’s helpful. And then in terms of the domestic market, how much do you think that the increased demand for boneless thighs is eating into breast meat if at all, and how do you sort of think about that market as a whole like is it better for you net-net to have the stronger domestic demand if it eats breast meat or would you rather have people buying as much breast meat as possible, given its typically your highest value product?

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

I prefer that there was not as much dark meat deboning — and it would be, that it was being exported and the reason it’s being deboned now is because of the AI in 2015. And so people started deboning the dark meat. And I do think, to a certain extent, it affects our boneless breast, and not totally, because I think a lot of the dark meat goes to different markets, that boneless dark meat goes to different market to some extent, but I do think it affects it some.

Operator

And we’ll take our next question from Adam Samuelson with Goldman Sachs.

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21

12/14/2017 11:00 AM GMT, Q4 2017 Sanderson Farms Inc Earnings Call

Adam L. Samuelson Goldman Sachs Group Inc., Research Division—Lead Analyst

A lot of ground’s been covered, so I’ll keep it brief. May be just on — in the retail tray pack market, in the prepared remarks, you alluded to some pricing benefits from mix and maybe wondering if you could elaborate a little bit on what’s changing there from what you’re selling or how customers are featuring it and how sustainable those kind of mix — pricing aims for mix and the tray pack market could be going forward?

Lampkin Butts Sanderson Farms, Inc.—President, COO & Director

It is boneless yield.

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

Boneless, yes.

Lampkin Butts Sanderson Farms, Inc.—President, COO & Director

Our volumes and boneless yield.

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

Yes, it’s mainly that, where volumes are up. The boneless yields are higher than a year ago, our wing prices were better. When wing prices got above $2, we were able to get some increases there. A combination of things like that.

Adam L. Samuelson Goldman Sachs Group Inc., Research Division—Lead Analyst

Okay. And as you look at — moving forward on the tray pack side, I know a lot of customers have been rolling over the prior Georgia Dock quote, how long do you think that’s going to be sustainable. What proportion of your business today is transitioned to Urner Barry or EMI, and kind of how long it takes for the rest of the market to move that way?

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

We will be — we’ll have contracts expiring throughout the year, and we’ll be going through that process with them as they expire. We’ve only done a handful so far, 4 or 5 so far, so we have a good many yet to do. But I think, by the end of the year, we’ll have it done.

Operator

And we’ll take a last question from Akshay Jagdale with Jefferies.

Lubi John Kutua KeyBanc Capital Markets Inc., Research Division—Associate

This is actually Lubi on for Akshay. So I wanted to get your thoughts on regarding sort of the industry’s total production capacity, and in particular, I’m looking at weekly egg sets. So I know there’s was a view out there fairly recently that the industry was basically at or near production capacity when it was setting around 210 or little bit over that million eggs a week. But I think it was just last week, we saw the industry set over 220 million eggs, which is close to level that we hadn’t seen since 2007. So I’m just wondering, how you guys are thinking about the industry’s total production capacity today and whether that view has changed at all in light of some of the recent egg set numbers that we see?

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12/14/2017 11:00 AM GMT, Q4 2017 Sanderson Farms Inc Earnings Call

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

Well, frankly, that number surprised me. I don’t think that capacity was out there to process 220 million eggs. We have not seen that since 2007. And there have been some plants that are not operating right now, I can add back our plants that we built since 2007 and that — and Peco’s plant and that gets it back up some, but Raeford’s is not running, Siler City is not running, plant in Arkansas, El Dorado is not running. But we’ve added several back, but I hadn’t seen 220 egg sets in a long time so that did surprise me.

D. Michael Cockrell Sanderson Farms, Inc.—CFO, Treasurer & Director

It was down yesterday.

Lampkin Butts Sanderson Farms, Inc.—President, COO & Director

Yes, I saw it.

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

It appears somebody thinks they can run them.

Lubi John Kutua KeyBanc Capital Markets Inc., Research Division—Associate

Thanks, that’s helpful. And then I apologize if I missed this, but you did mention in your press release that the live weights in the fourth quarter were higher than expected. I know you guys lowered your own live weight targets for next year, but just as you look at the total industry, how are you expecting that 2% sort of production increase to be split between live weights and heads?

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

I think live weights are going to be basically be close to flat for the year, and I think the 2% will be mainly head.

Operator

And that does conclude our question-and-answer session for today. I would like to turn the conference back over to Joe for any additional or closing remarks.

Joe F. Sanderson Sanderson Farms, Inc.—Chairman & CEO

Thank you for spending time with us this morning, and on behalf of everyone in Sanderson Farms, we wish you all a Merry Christmas and a happy, prosperous and peaceful new year. Thank you.

Operator

And that concludes today’s presentation. We thank you all for your participation, and you may now disconnect.

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12/14/2017 11:00 AM GMT, Q4 2017 Sanderson Farms Inc Earnings Call

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